UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

(Date of earliest event reported): January 25, 2005

FIRST VIRTUAL COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-23305	77-0357037
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3200 Bridge Parkway, Suite 202
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 801-6500

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS
ITEM 1.03 BANKRUPTCY OR RECEIVERSHIP
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
Exhibit Index
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 99.2

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

In order to obtain new working capital as First Virtual Communications, Inc. restructures its financial affairs in Chapter 11, the Company and an investment partnership led by Millennium Technology Value Partners, L.P., a New York-based private equity fund (“Millennium”), entered into a $2 million debtor-in-possession financing credit facility (“DIP Facility”) on January 25, 2005. Pursuant to the credit agreement executed by the Company in connection with the DIP Facility, the Company agreed to grant Millennium first priority, valid and perfected liens in substantially all of the Company’s assets to secure repayment of amounts advanced on the DIP Facility, senior to certain existing liens against the Company’s assets. The credit agreement contains provisions for repayment, interest rate, certain financial covenants and an agreed budget for the Company. The DIP Facility is scheduled to mature on March 18, 2005. The Bankruptcy Court entered an order on January 26, 2005 (“Interim Order”) granting interim approval of the DIP Facility, which order authorizes extensions of credit under the DIP Facility of up to $750,000 pending a hearing to consider final approval of the DIP Facility. The Bankruptcy Court has scheduled the hearing to consider final approval of the DIP Facility on February 14, 2005, at 11:00 a.m. On January 28, 2005, the Company issued a press release announcing, among other things, Bankruptcy Court interim approval of the DIP Facility. Copies of the credit agreement evidencing the DIP Facility, the Interim Order, and the press release are attached as Exhibits 10.2, 10.3, and 99.2 and are incorporated by reference in their entirety.

ITEM 1.03 BANKRUPTCY OR RECEIVERSHIP

At a hearing held on January 26, 2005 in the United States Bankruptcy Court for the Northern District of California, the Bankruptcy Court approved substantially all of the initial relief that the Company requested. Among other relief, the Bankruptcy Court approved the Company’s request to honor certain employee obligations and benefits, to approve on an interim basis the Company’s agreement (“Cash Collateral Agreement”) with its existing bank lender regarding continued access to working capital, to establish procedures to ensure uninterrupted utility services to the Company, and to provide for joint administration of its case and that of its wholly owned subsidiary, CUseeMe Networks, Inc., for procedural purposes only.

The Bankruptcy Court also approved, on an interim basis, preliminary procedures (“Bidding Procedures”) for interested parties to submit proposals in connection with the Company’s restructuring efforts. As previously announced, the Company already has one proposal for the sale of substantially all of its assets on hand, subject to due diligence and Bankruptcy Court approval, among other conditions. The Company expects to work with this bidder as well as the newly-appointed Official Committee of Unsecured Creditors to finalize the Bidding Procedures and fix a timeline for the submission of restructuring proposals. At this time, the Company cannot predict what values will be ascribed in the cases to claims against or interests in the Company because there are a variety of factors that may affect such values, including, but not limited to, the terms of restructuring proposals that the Company receives and the terms of any reorganization plan that may ultimately be confirmed. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in any of its liabilities and/or securities.

The Bankruptcy Court has scheduled a hearing for February 14, 2005 at 11:00 a.m. to consider final approval of the Cash Collateral Agreement and the Bidding Procedures.

On January 28, 2005, the Company issued a press release announcing, among other things, Bankruptcy Court interim approval of the DIP Facility, the Cash Collateral Agreement, and the Bidding Procedures. A copy of the press release is attached as 99.2 and is incorporated by reference in its entirety.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description
10.2	Debtor in Possession Revolving Credit Agreement dated January 25, 2005 between First Virtual Communications, Inc., as debtor and debtor in possession and as Borrower, and MTVP (First Virtual Investments), LLC, as lender

10.3	Interim Order Authorizing Debtor to [I] Obtain Postpetition Financing Secured by Liens on Property of the Estates and [II] Schedule Final Hearing

99.2	Press Release issued January 28, 2005

Cautionary Statement:

In addition to the historical information contained in this Current Report, certain of the information contained in this Current Report should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the Company’s current views with respect to current events and financial performance. Such forward looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to access working capital, including, but not limited to, the use of cash collateral or debtor-in-possession financing; the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more transactions for the sale of the Company’s assets or other change-of-control transactions under a plan or plans of reorganization with respect to the Chapter 11 cases; risks associated with third parties seeking and obtaining the Bankruptcy Court’s approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Company to obtain and maintain normal terms and relationships with vendors, service providers and employees; the Company’s ability to maintain contracts that are critical to its operations; any adverse impact on us from the special investigation and restatement of previously announced financial results; any adverse impact arising from the delay in filing required periodic reports; the Company’s potential inability to maintain business relationships with the Company’s integrators, distributors and suppliers; and other risk factors set forth in the Company Annual Report on Form 10-K for the year ended December 31, 2003 and in the Company’s other public filings with the SEC.

We assume no obligation to update any forward-looking statements contained herein. The Company’s expectations and the events, conditions, and circumstances on which these forward-looking statements are based may change.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2005	FIRST VIRTUAL COMMUNICATIONS, INC.

	By:	/s/ Jonathan G. Morgan

Jonathan G. Morgan Chief Executive Officer, Chief Financial Officer, and Secretary

Exhibit Index

Exhibit No.	Description
10.2	Debtor in Possession Revolving Credit Agreement dated January 25, 2005 between First Virtual Communications, Inc., as debtor and debtor in possession and as Borrower, and MTVP (First Virtual Investments), LLC, as lender

10.3	Interim Order Authorizing Debtor to [I] Obtain Postpetition Financing Secured by Liens on Property of the Estates and [II] Schedule Final Hearing

99.2	Press Release issued January 28, 2005